Exhibit 99.1

GENAERA LOGO

FOR IMMEDIATE RELEASE
Contact:

Genaera Corporation	Shirley Chow - Porter Novelli Life Sciences
Investor Relations	Media
(610) 941-5675	(212) 601-8308
www.genaera.com	schow@pnlifesciences.com

Genaera Corporation Elects Paul K. Wotton to Board of Directors

Plymouth Meeting, PA – June 30, 2008 -- Genaera Corporation (Nasdaq: GENR) today announced the election of Paul K. Wotton, Ph.D., to Genaera’s Board of Directors, bringing the membership total to seven. Dr. Wotton is expected to serve for the remainder of the Board’s existing term through the Company’s 2009 Annual Meeting.

“We are extremely pleased to add Paul Wotton to our Board of Directors. He has a proven record of success in business development, commercializing new business opportunities, and closing negotiations,” said Jack Armstrong, president and CEO of Genaera. “I believe Paul’s areas of expertise will be invaluable to Genaera. The management team and I look forward to working closely with Paul and the rest of our Board members to further develop strategic relationships.”

Wotton previously served as CEO of Topigen Pharmaceuticals Inc., where he successfully completed multiple financial transactions that enabled the company to advance two preclinical programs to Phase 2 clinical trials. Prior to joining Topigen, Dr. Wotton was global head of business development at SkyePharma PLC, where he managed the business development and marketing function as well as implemented the largest drug delivery transaction at that time. Dr. Wotton has also served in senior-level positions at Eurand International BV, PENWEST Pharmaceuticals, Abbott Laboratories and Merck, Sharp and Dohme. He also currently serves on the board of Antares Pharma and is past chairman of the Emerging Companies Advisory Board of BIOTECanada.

“I am very pleased to join Genaera’s Board. I believe Genaera has the opportunity to develop MSI-1436 as a novel therapy with the potential to treat both type 2 diabetes and obesity,” states Paul Wotton. “I look forward to working diligently with Jack and his team to competitively position the Company as a player in the growing metabolic disease market.”

About Genaera

Genaera Corporation is focused on advancing the science and treatment of metabolic diseases. The Company has significant market opportunities with a first-in-class molecule, trodusquemine (MSI-1436), that has the potential to redefine the treatment paradigm for obesity and type 2 diabetes and is presently in a phase 1 trial in obesity. In addition, Genaera has a value-driven, fully out-licensed partnership with MedImmune, Inc. for a second core program that is presently undergoing phase 2 clinical testing in asthma. Genaera is committed to directing resources to its core program and the aggressive clinical development of its key assets to build stockholder value. For further information, please see our website at www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding the preliminary results, clinical development plans and prospects for Genaera's programs including trodusquemine (MSI-1436) and the IL-9 antibody program. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "believe," "continue," "develop," "expect," "plan" and "potential" or other words of similar meaning. Genaera's actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to: Genaera's history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera's product candidates including trodusquemine (MSI-1436) and the IL-9 antibody program may be delayed or may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera's reliance on its collaborator, in connection with the development and commercialization of Genaera's IL-9 antibody program; market acceptance of Genaera's products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industry; and the other risks and uncertainties discussed in this announcement and in Genaera's filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.

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